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EXHIBIT 10.20

HAWAIIAN NATURAL WATER COMPANY, INC.
ALOHA WATER COMPANY, INC.
RESCISSION AGREEMENT

    THIS RESCISSION AGREEMENT (this "Agreement") is made and entered into as of December 21, 2000 by and among Hawaiian Natural Water Company, Inc., a Hawaii corporation ("HNWC"), Aloha Water Company, Inc., a Hawaii corporation ("Aloha"), and Daniel Gabriel, Patricia Gabriel and David Smith, the former shareholders (the "Aloha Shareholders") of the predecessor of Aloha ("Old Aloha"), with respect to the following:

    WHEREAS, in March 2000, HNWC purchased the entire equity interest of Old Aloha from the Aloha Shareholders (the "Aloha Purchase"), which purchase was structured as a merger of Old Aloha with and into Aloha, a wholly owned subsidiary of HNWC, with Aloha being the surviving corporation in such Merger; and

    WHEREAS, in consideration for the Aloha Purchase, HNWC issued to the Aloha Shareholders an aggregate of 750,000 shares of Common Stock (the "Shares") and a promissory note (the "Note") of HNWC in the aggregate principal amount of $500,000 (collectively, the "Purchase Price"); and

    WHEREAS, since the closing of the Aloha Purchase, Aloha has been operated as a separate company from HNWC with no commingling of assets or liabilities, except as listed on Schedule I hereto; and

    WHEREAS, the parties wish to rescind the Aloha Purchase and to restore each of the parties to the status quo ante;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

    1.  Rescission of Aloha Purchase; Return of Consideration.

    It is understood and agreed that the Aloha Purchase is hereby rescinded and no party thereto shall have any obligation to any other party in connection therewith. As a result of such rescission, it is intended that each of the parties shall be restored to the status quo ante. Accordingly, the entire Purchase Price is being returned to HNWC by the Aloha Shareholders, who are surrendering to HNWC the Shares and the Note for cancellation; and concurrently HNWC is re-assigning all of the outstanding shares of capital stock (1,000 shares of common stock) of Aloha to the Aloha Shareholders such that Aloha shall be wholly owned by them in the same proportion as immediately prior to the Aloha Purchase, to wit:

Daniel Gabriel	510 shares (51%)
Patricia Gabriel	200 shares (21%)
David Smith	290 shares (29%)

    2.  Compensating Payments.  HNWC has paid to Aloha or the Aloha Shareholders an aggregate of $25,148.48 solely in order to compensate them for distributions made or expenses incurred by them to or on behalf of HNWC subsequent to the closing of the Aloha Purchase. Such amounts are detailed on Schedule I hereto. Except for such compensating payments designed to restore Aloha (and the Aloha Shareholders) to its (or their) financial condition immediately prior to the closing of the Aloha Purchase, neither party has made any payment to the other on account of the Aloha Purchase or the Purchase Price. Without limiting the generality of the foregoing, it is hereby acknowledged and agreed that no payments of principal or interest have been made on account of the Note and that no dividends or distributions have been made on account of the Shares and that no such payments or distributions are owing or will be made in connection herewith.

    3.  Further Assurances.  Each party hereby agrees to cooperate with all other parties and to take all such further action and to execute and deliver all such other documents as may be reasonably requested by any other party in order to carry out the purpose and intent of this Agreement.

    4.  Waiver, Amendment.  Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

    5.  Applicable Law.  This Agreement shall be governed by an construed in accordance with the law of the State of Hawaii, without regard to the conflicts of law provisions thereof.

    6.  Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    7.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HAWAIIAN NATURL WATER COMPANY, INC.
By:
/s/ MARCUS BENDER Marcus Bender, President
ALOHA WATER COMPANY, INC.
By:
/s/ DANIEL GABRIEL Daniel Gabriel, President

/s/ DANIEL GABRIEL DANIEL GABRIEL

/s/ PATRICIA GABRIEL PATRICIA GABRIEL

/s/ DAVID SMITH DAVID SMITH

Schedule I

(to Rescission Agreement)

Description	Amount
Return of Dividends	$22,500.00
Reimbursement of Expenses (Daniel Gabriel)	$2,648.48

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HAWAIIAN NATURAL WATER COMPANY, INC. ALOHA WATER COMPANY, INC. RESCISSION AGREEMENT
Schedule I (to Rescission Agreement)